Exhibit 15.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-214145 on Form F-3 of our reports dated March 25, 2020, relating to the consolidated financial statements of Safe Bulkers Inc. and, the effectiveness of Safe Bulkers Inc.’s internal control over financial reporting, included in this Annual Report on Form 20-F of Safe Bulkers Inc. for the year ended December 31, 2019.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 25, 2020